UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 29, 2013

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 450, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry Into a Material Definitive Agreement.

On January 29, 2013, Navidea Biopharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Underwriter”), related to a public offering of 1,542,389 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price of $3.10 per share less underwriting discounts and commissions (the “Offering”).  The Offering is expected to close on February 4, 2013, subject to the satisfaction of customary closing conditions.

The net proceeds to the Company are expected to be approximately $4.4 million after deducting estimated expenses associated with the Offering.  The Company will use the net proceeds from the offering to fund the clinical development and launch of Lymphoseek, NAV4694, NAV5001, and RIGScan, to fund other potential product pipeline opportunities, and for general corporate purposes.

The Offering is being made pursuant to a prospectus supplement dated January 29, 2013, and an accompanying prospectus dated May 9, 2011, pursuant to the Company’s existing effective shelf registration statement on Form S-3 (File No. 333-173752).

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including indemnification obligations for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties.

The Underwriting Agreement has been included to provide investors and stockholders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the opinion of Porter Wright Morris & Arthur, LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.  A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference.  The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 8.01        Other Events.

Reference is made to the description of the Offering in Item 1.01. On January 30, 2013, the Company issued a press release announcing that it had priced the Offering described in Item 1.01 of this Current Report on Form 8-K.  The Company’s press release is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit Description

1.1	Underwriting Agreement, dated January 29, 2013, by and between Navidea Biopharmaceuticals, Inc. and Ladenburg Thalmann & Co. Inc. as the sole underwriter
5.1	Opinion of Porter Wright Morris & Arthur, LLP

23.1	Consent of Porter Wright Morris & Arthur, LLP (included in the opinion filed as Exhibit 5.1)

99.1	Press Release of Navidea Biopharmaceuticals, Inc., dated January 30, 2013

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: January 31, 2013	By:	/s/ Brent L. Larson
Brent L. Larson, Senior Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

1.1	Underwriting Agreement, dated January 29, 2013, by and between Navidea Biopharmaceuticals, Inc. and Ladenburg Thalmann & Co. Inc. as the sole underwriter
5.1	Opinion of Porter Wright Morris & Arthur, LLP

23.1	Consent of Porter Wright Morris & Arthur, LLP (included in the opinion filed as Exhibit 5.1)

99.1	Press Release of Navidea Biopharmaceuticals, Inc., dated January 30, 2013